Exhibit 99.2

IDdriven, Inc.
(formerly TIXFI, Inc.)
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the reverse acquisition transaction (the "Transaction") between IDdriven, Inc. (the “Company”, “IDdriven”, “we”, “us”, “our”) and Insight Innovators B.V. (“Insight”).

IDdriven, Inc.
(formerly TIXFI, Inc.)
Pro Forma
Balance Sheet - Unaudited
November 30, 2015

	IDdriven, Inc. November 30, 2015	Insight Innovators B.V. September 30, 2015
			Proforma Adjustments		Proforma As Adjusted

ASSETS
Current Assets
Cash and cash equivalents	$6,777	$4,486	$(5,445)	(a)	$656,843
			(156,777)	(c)
			500,000	(e)
			307,802	(f)
Other receivable			250,000	(f)	250,000
Prepaid expenses	5,833	43,979	(5,833)	(c)	43,979
Total Current Assets	12,610	48,465	889,747		950,822

Property and equipment, net	-	10,202			10,202

Total Assets	$12,610	$58,667	$889,747		$961,024

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$5,422	$167,338	$46,000	(b)	$213,338
			(5,422)	(c)
Convertible Note payable	-	250,000	500,000	(e)	500,000
			(250,000)	(f)
Interest payable	-	4,083	-		4,083
Other current liabilities	-	23,951	-		23,951
Total Current Liabilities	5,422	445,372	290,578		741,372

Total liabilities	5,422	445,372	290,578		741,372

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding Series A convertible preferred stock, $0.001 par value, 808,000 shares designated; 807,568 shares issued and oustanding, as adjusted	-	-	808	(f)	808
Common stock, $0.001 par value; 100,000,000 shares authorized; 7,475,000 issued and outstanding, 13,805,000 shares issued and outstanding, as adjusted	7,475	-	9,330		13,805
			(3,000)
Common shares, EUR 1 par value: 40,099 shares authorized, issued and outstanding, 40,074 issued and outstanding, as adjusted	-	44,928	(28)	(a)	-
			(44,900)	(d)
Additional paid-in capital	79,525	-	46000	(b)	842,277
			(90,242)	(d)
			806,994	(f)
Accumulated other comprehensive loss	-	(19,533)			(19,533)
Accumulated deficit	(79,812)	(412,100)	(5,417)	(a)	(467,705)
			(46,000)	(b)
			(4,188)	(c)
			79,812	(d)
Treasury stock, at cost, 2,000,000 shares of common stock	-	-	(150,000)	(c)	(150,000)
Total Stockholders’ Equity (Deficit)	7,188	(386,705)	599,169		219,652

Total Liabilities and Stockholders' Equity (Equity)	$12,610	$58,667	$889,747		$961,024

See notes to the unaudited pro forma combined financial statements

IDdriven, Inc.
(formerly TIXFI, Inc.)
Pro Forma
Statement of Operations and Comprehensive Loss - Unaudited
November 30, 2015

		Insight
	IDdriven, Inc.	Innovators B.V.	Proforma Adjustments (b)	Proforma Adjustments (d)
	March 1, 2015 to	January 1, 2015 to			Proforma As Adjusted
	November 30, 2015	September 30, 2015

Sales	$10,630	$52,834	$-	$(10,630)	$52,834
Cost of goods sold	10,121	-	-	(10,121)	-
Gross profit	509	52,834	-	(509)	52,834

Operating Expenses
General and administrative	11,365	-	-	(11,365)	-
Salaries and wages	-	192,470	-	-	192,470
Research and development expenses	-	62,734	-	-	62,734
Management fees	-	244,275	-	-	244,275
Depreciation	-	4,232	-	-	4,232
Others	-	159,185	-	-	159,185
Professional fees	26,276	-	46,000	(26,276)	46,000
Operating Loss	(37,132)	(610,062)	(46,000)	37,132	(656,062)

Other Expenses
Interest expense	-	1,342	-	-	1,342
Loss Before Provision for Income Taxes	(37,132)	(611,404)	(46,000)	37,132	(657,404)

Provision for Income Taxes	-	(34,500)	-	-	(34,500)

Gain from Discontinued Operation, Net of Tax Benefits	-	-	-	-	-

Net Loss	$(37,132)	$(576,904)	$(46,000)	$37,132	$(622,904)

Other Comprehensive Loss
Foreign currency translation adjustments	-	(9,730)	-	-	(9,730)
Total Other Comprehensive Loss	$(37,132)	$(586,634)	(46,000)	37,132	$(632,634)

Net Loss Per Share: Basic and Diluted	$(0.00)				$(0.05)

Weighted Average Number of Shares Outstanding: Basic and Diluted*	7,475,000				11,805,000

* Proformas as adjusted do not reflect weighted average and represents actual shares outstanding after acquisition of Insight Innovators.

See notes to the unaudited pro forma combined financial statements

IDdriven, Inc.
(formerly TIXFI, Inc.)
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 21, 2015 (the “Effective Date”), the Company entered into and closed on a share exchange agreement (the “Share Exchange Agreement”) with Insight Innovators, B.V., a Dutch corporation and its shareholders. As a result of the proposed transaction, Insight would become a wholly owned subsidiary of the Company and the board of the Company will consist of persons appointed by Insight. The Company feels that it is in the best interests of the shareholders to maximize value with respect to this transaction. Insight is an enterprise software company that has developed, and is currently launching, a next-generation Identity and Access Management enterprise solution designed to manage large volumes of users and access rights over various applications in hybrid environments (cloud and on-premises), which it intends to produce, market and license.

Pursuant to the terms of the Share Exchange Agreement, as of the Effective Date, the Company agreed to issue 9,330,000 shares of its unregistered common stock to the shareholders of Insight in exchange for 40,074 shares of its common stock, representing 100% of its issued and outstanding common stock (the “Share Exchange”) and assume $46,000 of Insight’s debts. In conjunction with the Share Exchange, the Company purchased 2,000,000 shares of our common stock from Paula Martin, former Chief Executive Officer and sole director, for a price of approximately $0.075 per share (an aggregate of $150,000) pursuant to the terms of a Stock Redemption Agreement dated December 21, 2015 (the “Stock Redemption Agreement”). In addition, pursuant to the terms and conditions of a Spin-Off Agreement dated December 21, 2015 (the “Spin-Off Agreement”), Ms. Martin acquired all assets and liabilities related our online ticket brokerage business in exchange for the cancellation by Ms. Martin of 3,000,000 shares of common stock she held.

The Company is a publicly registered corporation with no significant operations prior to the merger. For accounting purposes, Insight Innovators, B.V. shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, Insight Innovators, B.V. is the acquiring entity in accordance with ASC 805, Business Combinations. The accumulated earnings of Insight Innovators, B.V. will be carried forward after the completion of the Merger. Operations prior to the Merger will be those of Insight Innovators, B.V.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical September 30, 2015 balance sheet of Insight after giving effect to the acquisition with IDdriven. The pro forma balance sheet and statement of operations and comprehensive loss present this transaction as if they had been consummated as of November 30, 2015, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This share exchange will be treated as a reverse acquisition, and therefore Insight is treated as the accounting acquirer. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 2— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Insight Innovators, B.V. included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Insight’s historical fiscal year ended on December 31 and, for purposes of these unaudited pro forma condensed combined financial information, its historical results have been aligned to more closely conform to the Company’s December 31 fiscal year end as explained below. Certain pro forma adjustments were made to conform Insight's accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of November 30, 2015 is presented as if the Insight acquisition had occurred on November 30, 2015, and due to different fiscal period ends, combines the historical balance sheet of the Company at November 30, 2015 and the historical balance sheet of Insight at September 30, 2015.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and Insight for the nine months ended November 30, 2015 and the nine months ended September 30, 2015 are presented as if the Insight acquisition had taken place on November 30, 2015. Due to different fiscal period ends, the pro forma statement of operations and comprehensive loss for the nine months ended November 30, 2015 combines the historical results of the Company for the nine months ended November 30, 2015 and the historical results of Insight for the nine months ended September 30, 2015.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations and comprehensive loss are as follows:

(a)	To cancel 25 shares of common stock, par value €1, that Insight repurchased and cancelled December 11, 2015, for €4,950 ($5,445)
(b)	To record 9,330,000 shares of IDdriven unregistered common stock issued in exchange for 40,074 shares of common stock of Insight and assume $46,000 of Insight's debt
(c)	Purchased 5,000,000 shares of IDdriven common stock, of which 2,000,000 shares were paid in cash of $150,000 and 3,000,000 shares we exchanged for assets and liabilities related to ticket business and cancelled 3,000,000 shares of its common stock.
(d)	To eliminate the accumulated loss of IDdriven incurred before the reverse acquisition.
(e)	To record the issuance of 10% convertible note in IDdriven, for $500,000.
(f)	To record the issuance of $250,000 convertible notes payable and exchange of $500,000 note payable issued by Insight for 551,180 Series A convertible preferred shares of IDdriven. To record issuance of 256,388 Series A convertible preferred shares of IDdriven for cash of $307,802 on closing.